Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 11, 2020, relating to the financial statements of Vickers Vantage Corp. I as of and for the period ended July 16, 2020, appearing in the Registration Statement on Form S-1, File No. 333-251352.

/s/ WithumSmith+Brown, PC
New York, New York
January 6, 2021